UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20928	76-0274813
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 309, Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2009, the Board of Directors adopted and approved amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) to correct certain typographical errors and to add advance notice procedures for stockholders to propose business or nominations for the election of directors to be considered at annual or special meetings. The advance notice provisions enhance the Board’s and stockholders’ ability to consider stockholder proposals and nominations for the election of directors on a timely and informed basis and are effective immediately. As a result, stockholders must provide written notice of director nominations or other proposals intended to be brought before the 2009 annual meeting of stockholders of the Company, and such notice must be received by the Company not earlier than the close of business on March 6, 2009 nor later than the close of business on April 5, 2009.

The summary herein is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAALCO ENERGY, INC.

Date: February 27, 2009	By:	/s/ Robert L. Gerry III
	Name:	Robert L. Gerry III
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws.

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